UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 23, 2020 (the “Closing Date”), Regional Management Corp. (the “Company”) completed its previously announced private offering and sale of approximately $180 million principal amount of asset-backed notes (the “2020-1 Securitization”). The 2020-1 Securitization consisted of the issuance of four classes of fixed-rate asset-backed notes (the “Notes”) issued by Regional Management Issuance Trust 2020-1 (the “Issuer”), a newly formed special purpose entity that is indirectly owned by the Company. The Notes are collateralized by a pool of soft secured, hard secured, and unsecured consumer loans having an aggregate principal balance of approximately $187.5 million as of August 31, 2020 (the “Loans”), and a certificate which represents a beneficial interest in certain Loans (the “2020-1A SUBI Certificate”).

Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC each acted as joint bookrunner and initial purchaser. The Notes were rated by DBRS, Inc. and S&P Global Ratings on the issue date, and the Class A, Class B, and Class C notes received investment grade ratings.

The following table summarizes certain aspects of the 2020-1 Securitization:

Principal Amount:	$134.1 million (Class A) $18.1 million (Class B) $16.1 million (Class C) $11.7 million (Class D) $180.0 million (Total)

Interest Rate:	2.34% (Class A) 3.23% (Class B) 3.80% (Class C) 6.77% (Class D)

Purchase Price (% of Par):	99.99466% (Class A) 99.98223% (Class B) 99.99198% (Class C) 99.99674% (Class D)

Revolving Period:	Ends on the close of business on September 30, 2023

Optional Call Date:	Beginning October 16, 2023

Final Maturity Date:	October 15, 2030

To implement the 2020-1 Securitization, (i) Regional Management Receivables II, LLC, a special purpose entity and wholly-owned subsidiary of the Company (the “Warehouse Borrower”), sold and conveyed certain Loans and related assets to the Company pursuant to a purchase agreement, dated as of the Closing Date, by and between the Warehouse Borrower and the Company (the “Purchase Agreement”) and (ii) certain wholly-owned direct or indirect subsidiaries of the Company (each a “Regional Originator”) distributed and assigned either directly or indirectly certain Loans and related assets to the Company pursuant to an omnibus distribution and assignment agreement, dated as of the Closing Date, by and between such subsidiaries and the Company (the “Omnibus Distribution and Assignment Agreement”). The Company then sold and conveyed the Loans and related assets and the 2020-1A SUBI Certificate to Regional Management Receivables III, LLC, a Delaware limited liability company and special purpose subsidiary of the Company (the “Depositor”), pursuant to a loan purchase agreement, dated as of the Closing Date, by and between the Company and the Depositor (the “Loan Purchase Agreement”). The Depositor then conveyed the Loans and related assets and the 2020-1A SUBI Certificate to the Issuer pursuant to a sale and servicing agreement, dated as of the Closing Date, by and among the Depositor, the Issuer, the Company as servicer (the “Servicer”), certain affiliates of the Company as subservicers, and Regional Management North Carolina Receivables Trust (the “Sale and Servicing Agreement”).

The Omnibus Distribution and Assignment Agreement, the Purchase Agreement, and the Loan Purchase Agreement each contain customary corporate representations and warranties and customary covenants of the Regional Originators, the Warehouse Borrower, and the Company, respectively, including negative covenants restricting (a) the sale, assignment, or transfer of the purchased Loans and related assets (or any interest therein) to another person and (b) the taking of any other action that is inconsistent with the ownership of the purchased Loans and related assets. In order for a Loan to be eligible for sale by the Company to the Depositor, the Loan must meet all applicable eligibility criteria. The eligibility criteria include, among other things, that the applicable Loan (a) has an amount financed that is greater than $2,500 and less than $20,000, (b) has an original and current annual percentage rate equal to or greater than 5.00% and equal to or less than 36.00%, (c) has been serviced and at all times maintained in accordance with the Company’s credit and collection policy by the Company or an affiliate, (d) arises from or in connection with a bona fide sale or loan transaction (including any amounts in respect of interest and other charges and fees assessed on the Loan), (e) if the related contract is an electronic contract, such Loan was originated by a Regional Originator with branch assistance to an existing or former borrower, and (f) complies in all material respects with applicable law.

The Loans will be serviced pursuant to the terms of the Sale and Servicing Agreement. The Servicer may delegate servicing responsibilities to other persons and will enlist the affiliates of the Company that originated the Loans to act as subservicers. The Sale and Servicing Agreement contains customary servicer defaults (subject to materiality thresholds and cure periods), including (a) failure by the Servicer to make any required payment, transfer, or deposit or to give instructions or notice to the Indenture Trustee to make such payment, transfer, or deposit, in an aggregate amount exceeding $50,000, (b) non-compliance with covenants, (c) breach of a representation, warranty, or certification, or (d) an insolvency event involving the Servicer. If the Company, as servicer, defaults in its obligations under the Sale and Servicing Agreement, Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), may (and upon the written direction of the required noteholders shall) terminate and replace the Servicer.

The Notes were issued by the Issuer pursuant to an indenture, dated as of the Closing Date, by and among the Issuer, the Indenture Trustee, Wells Fargo National Bank, National Association, as the account bank, and the Servicer (the “Indenture”). The stated maturity of the Notes is October 15, 2030. Prior to maturity, the Issuer may redeem the Notes in full, but not in part, at its option (an “Optional Call”) on any business day on or after the Note payment date occurring in October 2023 (as applicable, the “Redemption Date”). The amount at which the Notes may be redeemed must equal at least the sum of (i) the aggregate principal balance of the Notes on the record date preceding the Redemption Date, plus (ii) accrued and unpaid interest on the Notes, plus (iii) any accrued and unpaid other contractual expenses, indemnification amounts, or other amounts owed by the Issuer, minus (iv) all amounts then on deposit in the collection account, principal distribution account, and reserve account (the “Note Accounts”) and available to be distributed pursuant to the priority of payments on the Redemption Date.

No payments of principal of the Notes will be made during the Revolving Period. The Company may indirectly sell and convey additional Loans to the Issuer during the Revolving Period until the earlier of the close of business on September 30, 2023 and the close of business immediately preceding the day on which an early amortization event or event of default (as described below) is deemed to have occurred, provided that after the Revolving Period is terminated it may be reinstated in certain limited circumstances. Under the Indenture, an early amortization event includes a servicer default.

The Indenture also contains customary events of default (subject to materiality thresholds and cure periods), including (a) failure of the Indenture Trustee to maintain a first priority perfected security interest in all or a material portion of the trust estate, (b) the Issuer or the Depositor becoming taxable as an association or a publicly traded partnership taxable as a corporation under the Internal Revenue Code, (c) failure to pay the principal balance of all outstanding Notes of any class, together with all accrued and unpaid interest thereon, in full on the stated maturity for such class, (d) non-compliance with covenants on the part of the Issuer or the Depositor, or (e) a breach of a representation, warranty, or certification by the Issuer, the Depositor, or the Servicer.

In the case of an event of default under the Indenture (except for an event of default relating to an insolvency event with respect to the Issuer or the Depositor), the Indenture Trustee shall, at the written direction of the required noteholders, declare all Notes immediately due and payable by notice to the Issuer, and upon such declaration, the unpaid principal amount of the Notes, together with any accrued and unpaid interest, will become immediately due and payable. In the case of an event of default that relates to an insolvency event with respect to the Issuer or the Depositor, the unpaid principal of the Notes, together with any accrued and unpaid interest, will become automatically due and payable.

Pursuant to the Sale and Servicing Agreement and in accordance with the Indenture, the Servicer may, on any business day occurring on or after the date on which the aggregate principal balance of the outstanding Notes is reduced to 10% or less of the initial principal balance of the Notes, at its option purchase all of the Loans and related assets at a redemption price equal to the then aggregate fair market value of the Loans and related assets as of the date which is five (5) business days prior to the business day on which such option is exercised. The Issuer will redeem and retire the Notes in the event that the Servicer exercises the optional purchase right, and the Servicer may only exercise the optional purchase right if the redemption price equals or exceeds the sum of (i) the amount necessary for the Issuer to redeem all of the Notes in full on the applicable date of final payment on the Notes in accordance with the priority of payments (taking into account all amounts of available funds and any other amounts then on deposit in the Note Accounts and available to be distributed pursuant to the priority of payments on the applicable date of final payment on the Notes) and (ii) any accrued and unpaid other expenses, indemnification amounts, or other amounts owed by the Issuer.

On the Closing Date, the Depositor applied the net proceeds of the sale of the Notes to the purchase price of the initial Loans and the 2020-1A SUBI Certificate transferred to the Issuer on the Closing Date and to fund the reserve account. The Company applied the net proceeds of the sale of the initial Loans and the 2020-1A SUBI Certificate transferred to the Depositor on the Closing Date to repay a portion of the existing indebtedness under its revolving warehouse credit facility and its senior revolving credit facility.

The Notes were offered in a private placement, solely to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or, with respect to certain of the Notes, outside the United States to persons other than “U.S. persons” in reliance on Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Credit ratings are opinions of the relevant rating agency. They are not facts and are not opinions of the Company. They are not recommendations to purchase, sell, or hold any securities and can be changed or withdrawn at any time.

For a complete description of the terms of the Sale and Servicing Agreement and the Indenture, see Exhibit 10.1 and Exhibit 4.1 hereto. The foregoing description is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Sale and Servicing Agreement and the Indenture, which are incorporated by reference herein.

On or after the first payment date, which is October 15, 2020, the Company will make available the monthly servicer reports relating to the 2020-1 Securitization on its investor relations website at www.regionalmanagement.com.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal Year 2020 KTIP Participation by Interim Chief Financial Officer

On September 23, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company approved the participation of Michael S. Dymski, the Company’s Vice President, interim Chief Financial Officer, and Chief Accounting Officer, in the Company’s Key Term Member Incentive Program (the “KTIP”) for fiscal year 2020, with a target bonus of $308,000 (the “Target Bonus”). The actual bonus received by Mr. Dymski under the KTIP may range between 0% and 100% of the Target Bonus. Fifty percent (50%) of the Target Bonus may be earned based on achievement of metrics related to (i) stockholders’ equity, (ii) available liquidity, (iii) total general and administrative expenses, (iv) net credit losses, and (v) the Company’s overall performance. The remaining fifty percent (50%) of the Target Bonus may be earned based on Mr. Dymski’s overall individual performance. In addition, Mr. Dymski is eligible for an additional bonus of up to 7.5% of the Target Bonus based upon the Company’s achievement of pre-provision net income targets; however, in no event may his total earned bonus (the “Earned Bonus”) under the KTIP exceed 100% of his Target Bonus. Mr. Dymski must be continuously employed with the Company through January 15, 2021 to receive any Earned Bonus. Earned Bonus amounts will be paid fifty percent (50%) in cash and fifty percent (50%) in shares of restricted stock issued under the Company’s 2015 Long-Term Incentive Plan, as amended and restated (the “2015 Plan”). The number of shares of restricted stock issued will be determined by dividing fifty percent (50%) of the Earned Bonus by $16.03, and rounding down to the nearest whole share. Any restricted stock award earned under the KTIP will vest in equal installments on December 31, 2021 and December 31, 2022, subject to Mr. Dymski’s continued employment with the Company from the grant date of such award until each vesting date, or as otherwise provided in the Restricted Stock Award Agreement (the “RSA Agreement”), the form of which was previously filed with the SEC. Mr. Dymksi’s participation in the 2020 KTIP is subject to a Key Team Member Incentive Program Agreement, a form of which is filed hereto as Exhibit 10.2, as well as the terms and conditions set forth in the Regional Management Corp. Annual Incentive Plan, as amended, and the 2015 Plan, unless the Board or Committee determines otherwise.

Grant of Restricted Stock Award to Interim Chief Financial Officer

On September 23, 2020 (the “Grant Date”), following consultation with its independent compensation consultant, the Compensation Committee granted Mr. Dymski a restricted stock award (the “Award”) in recognition of his service to the Company as its interim Chief Financial Officer. The Award is subject to the terms of the Company’s 2015 Plan and an RSA Agreement. The number of shares subject to the Award is calculated by dividing $80,000 by the fair market value of the

Company’s common stock on the Grant Date. One-third of the shares subject to the Award will vest on each of December 31, 2020, December 31, 2021, and December 31, 2022, subject to Mr. Dymski’s continued employment from the Grant Date through the respective vesting dates, or as otherwise provided in the 2015 Plan or the RSA Agreement, the form of which was previously filed with the Securities and Exchange Commission.

Item 8.01.	Other Events.

On September 15, 2020, Regional Management Issuance Trust 2018-1 (“RMIT 2018-1”), as issuer, exercised its option to redeem in full the notes issued under the Company’s first private offering and sale of $150.0 million principal amount of investment grade asset-backed notes (the “2018-1 Securitization”) pursuant to the Indenture, dated as of June 28, 2018, by and among RMIT 2018-1, as issuer, the Company, as servicer, and Wells Fargo Bank, N.A., as indenture trustee and as account bank, and, in connection with such optional redemption, the facility has terminated. In connection with the redemption, the Company drew down on its existing senior revolving credit facility to borrow funds to pay the release price. On the Closing Date of the 2020-1 Securitization, certain of the collateral released from the 2018-1 Securitization was transferred and assigned by each related Regional Originator to the Company pursuant to the Omnibus Distribution and Assignment Agreement for inclusion in the 2020-1 Securitization.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated September 23, 2020, by and among Regional Management Issuance Trust 2020-1, as issuer, Regional Management Corp., as servicer, Wells Fargo Bank, N.A., as indenture trustee, and Wells Fargo Bank, N.A., as account bank.

10.1	Sale and Servicing Agreement, dated September 23, 2020, by and among Regional Management Receivables III, LLC, as depositor, Regional Management Corp., as servicer, the subservicers party thereto, Regional Management Issuance Trust 2020-1, as issuer, and Regional Management North Carolina Receivables Trust, acting thereunder solely with respect to the 2020-1A SUBI.

10.2	Form of Key Team Member Incentive Program Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: September 29, 2020	By:	/s/ Michael S. Dymski
Michael S. Dymski
Vice President, interim Chief Financial Officer and Chief Accounting Officer